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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in this Form S-3 Registration Statement of Boston Properties, Inc. and to the incorporation by reference therein of our reports indicated below with respect to the financial statements indicated below of Boston Properties, Inc.

                                                          Date of
                                                          Independent
          Financial Statements                            Accountant's Report
          --------------------                            -------------------

Financial statements of Boston Properties, Inc.           January 24, 1999
as of December 31, 1998 and 1997 and for the              except for Note 16
year ended December 31, 1998 and for the period           as to which the date
from June 23, 1997 to December 31, 1997, and              is February 10, 1999.
of The Boston Properties Predecessor Group for the year ended December 31, 1996, and for the period from January 1, 1997 to June 22, 1997

Financial statement schedule of Boston Properties,        January 24, 1999
Inc. as of December 31, 1998.

Statement of revenue over certain operating               December 11, 1998
expenses of University Place for the year ended
September 30, 1997

Statement of revenue over certain operating               December 18, 1998
expenses of Reservoir Place for the year ended
December 31, 1997


Boston, Massachusetts                       /s/ PricewaterhouseCoopers LLP
November 19, 1999